United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

GARDINER HEALTHCARE ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3107 Warrington Road Shaker Heights, Ohio	44120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 633-6708

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one redeemable warrant	GDNRU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share	GDNR	The Nasdaq Stock Market LLC
Redeemable warrants	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Cancellation and Release of Promissory Notes

On June 29, 2023, Gardiner Healthcare Acquisitions Corp. (the “Company”), Gardiner Healthcare Holdings, LLC (“Gardiner Sponsor”, together with Company the “Borrowers” and each a “Borrower”) and the Lenders (as defined below), entered into a Cancellation and Release Agreement (the “Cancellation and Release Agreement”) pursuant to which each Borrower and Lender agreed that in consideration for the Lenders receiving membership units in Gardiner Founder LLC, a Delaware limited liability company (“Gardiner Founder”), which is the parent of Gardiner Sponsor, the sum of the aggregate outstanding principal, any accrued interest, and any other fees due to each Lender and all other payment obligations and liabilities under the promissory notes from Borrower to each Lender (each a “Promissory Note”, and collectively, the “Promissory Notes”), were cancelled in full without any payment required by the Borrower to the Lender and the Promissory Notes were automatically terminated and of no further force and effect.

The Promissory Notes terminated pursuant to the Cancellation and Release Agreement were as follows: (i) Promissory Note dated April 26, 2023, from the Company to Seisun Capital PTY LTD (“Seisun Capital”) for a principal sum of $75,000; (ii) Promissory Note dated April 27, 2023, from the Company to Guy Spriggs Trust 12/16 (“Spriggs”) for a principal sum of $200,000; (iii) Promissory Note dated February 22, 2023, from the Company to Kent Rinker (“Rinker”) for a principal sum of $50,000; (iv) Promissory Note dated February 24, 2023, from the Company to Greg Sukenik (“Sukenik”) for a principal sum of $25,000; (v) Promissory Note dated April 28, 2023, from the Company to Virginia Stack (“Stack”) for a principal sum of $75,000; (vi) Promissory Note dated January 1, 2020, from Gardiner Founder to Moss Ridge Pty Ltd. (“Moss Ridge”) for a principal sum of $300,000; (vii) Promissory Note dated March 23, 2023, from the Company to Moss Ridge for a principal sum of $534,723; (viii) Promissory Note dated March 31, 2023, from the Company to Moss Ridge for a principal sum of $167,000; (ix) Promissory Note dated April 17, 2023, from the Company to Moss Ridge for a principal sum of $30,000; (x) Promissory Note dated March 24, 2023, from the Company to Gardiner Warrant Holdings LLC (“Gardiner Warrant”) for a principal sum of $14,190; and (xi) Promissory Note dated March 24, 2023, from the Company to Sera Australia Pty Ltd (“Sera”, together with Seisun Capital, Spriggs, Rinker, Sukenik, Stack, Moss Ridge and Gardiner Warrant, the “Lenders”, and each a “Lender”) for a principal sum of $14,636.

A copy of the Cancellation and Release Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Cancellation and Release Agreement is qualified in its entirely by reference thereto.

Item 1.02. Termination of a Material Definitive Agreement.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 8.01. Other Events.

Transfer Back of Interest and Forfeiture of Rights

On June 29, 2023, the Company, Gardiner Sponsor, Gardiner Founder, and Janelle Anderson and Dave Jenkins (each individual a “Provider”, and collectively, the “Providers”), among other parties, entered into a letter agreement pursuant to which the Providers transferred their membership interests in Gardiner Sponsor, which corresponded to a ratable number of shares of common stock, par value $0.0001 per share, of the Company back to Gardiner Sponsor in consideration for an interest in Gardiner Founder and in furtherance of the foregoing, agreed to forfeit any and all rights in Gardiner Sponsor, including without limitation any rights in the event the Company completes a business combination and any and all rights in any assets of Gardiner Sponsor.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1	Cancellation and Release Agreement, dated June 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDINER HEALTHCARE AcquisitionS Corp.

	By:	/s/ Marc F. Pelletier
Name: Marc F. Pelletier
Title: Chief Executive Officer

Date: July 6, 2023